UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
November 12, 2007
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32335	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On November 12, 2007, the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”), amended the Rights Agreement previously adopted on May 4, 2006 (the “Rights Agreement”) in order to increase the ownership threshold for triggering the stockholder rights granted pursuant to the Rights Agreement from a fifteen percent (15%) ownership interest to a twenty percent (20%) ownership interest.
     The Rights Agreement is intended as a means to guard against any potential use of takeover tactics designed to gain control of Halozyme without paying all stockholders full and fair value. Under the Rights Agreement, certain stockholder rights will become exercisable if a stockholder (defined as an “Acquiring Person” in the Rights Agreement) acquires a certain percentage of the Company’s outstanding shares without first obtaining the prior approval of the Company’s Board of Directors. The applicable threshold for an Acquiring Person to trigger these stockholder rights was initially fifteen percent (15%), however that triggering threshold was increased to twenty percent (20%) through the amendment adopted on November 12, 2007.
     The Rights Agreement was also amended to replace all references to the American Stock Exchange with references to NASDAQ.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
November 14, 2007	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer